                                                                   EXHIBIT 10.36


                                    SUBLEASE

        THIS SUBLEASE ("Sublease") is made as of the 17th day of December 1999 by and between The Pittsburg & Midway Coal Mining Co., a Missouri corporation ("Sublessor") and XCare.net, Inc., a Delaware corporation ("Sublessee").


                                    ARTICLE 1
                                     GENERAL

1.1 Lease. As used herein, the term "Lease" shall mean that certain Plaza Tower One Office Lease, dated January 1, 1995 by and between Huntington Beach Company, a California corporation ("BBC"), and Sublessor. A copy of the Lease is attached hereto as Exhibit A and is by this reference incorporated herein and made a part hereof.

1.2 Landlord. Property Colorado OBJLW One Corporation, an Oregon corporation (the "Landlord") is the current owner of the Building and is the successor to all of the rights and obligations of HBC under the Lease.

1.3 Building Terms. As used herein, the terms Improved Area, Building, Tower, Retail Area and Parking Garage shall have the meaning ascribed to such terms in Paragraph 1 of the Lease.

1.4 Premises. As used herein, the term "Premises" shall mean 21,978 rentable square feet of space located on the 14th Floor of the Tower as shown on the floor plan attached hereto as Exhibit B and by this reference incorporated herein and made a part hereof.

1.5 Furnishings. As used herein, the term "Furnishings" shall mean and include all of the furnishings currently located in the Premises which shall consist of the items identified on Exhibit C attached hereto and by this reference made a part hereof.

1.6 Sublease Term. As used herein, the term "Sublease Term" shall mean the term of this Sublease, which shall commence as of January 10, 2000 (the "Commencement Date") and shall expire December 30, 2001 (the "Expiration Date"), unless terminated sooner pursuant to any term or provision of this Sublease.

                                    ARTICLE 2
                               DEMISE OF PREMISES

2.1 Demise of Premises. Under and subject to the provisions, covenants and agreements contained herein and in the Lease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Sublease Term.

2.2 Demise of Furnishings. Under and subject to the provisions, covenants and agreements contained herein and in the Lease, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Furnishings for the Sublease Term at no additional cost.


Sublease.doc
12/13/99

        The Furnishings are leased to Sublessee in their "AS IS" condition Without any representations or warranties by Sublessor of any kind or nature whatsoever including, without limitation, any warranties as to the physical condition or state of repair of the Furnishings or their fitness for any particular purpose. Sublessee shall keep, maintain and repair all of the Furnishings in good and sightly condition during the Sublease Term and shall surrender the Furnishings to Sublessor upon the expiration or earlier termination of the Sublease Term in the same condition as the Furnishings were in on the Commencement Date (including, if necessary, by repairing any damage thereto), ordinary wear and tear excepted.

2.3 Early Access. Sublessee shall have the right to enter and take possession of the Premises on January 3, 2000 for the purpose of installing leasehold improvements, telephone equipment and cabling and generally preparing the Premises for occupancy on January 10, 2000.

                                    ARTICLE 3
                                      RENT

3.1 Rent Obligation. Sublessee covenants and agrees to pay the Rent as hereinafter defined to Sublessor during the Sublease Term, without notice and without offset, deduction or abatement. Sublessee's obligation to pay Rent accrues and rent payments shall commence on January 10, 2000.

3.2 Rent. As used herein, the term "Rent" shall mean annual rent in the aggregate sum of $417,582.00 payable in monthly installments of $34,798.50 each, which amount is based upon an annual rental rate equal to the product of $19.00 per rentable square foot in the Premises multiplied by 21,978 rentable square feet. The Operating Cost provisions of the Lease shall not apply to this Sublease and Sublessee shall not have any obligation to pay any portion of said Operating Costs.

3.3 Payment. Rent shall be payable in advance in monthly installments commencing on the Commencement Date and continuing on the first day of each month thereafter for the balance of the Sublease Term. Rent shall be prorated for any partial month occurring during the Sublease Term. Prorated Rent for the month of January 2000 in the amount of $23,573.18 shall be due and payable in full on the Commencement Date. All items of Rent payable by Sublessee to Sublessor under this Sublease shall be paid to Sublessor at the address for Sublessor which is set forth in Section
        5.1 of this Sublease.

3.4 Rent Security and Late Payment of Rent. As security for payment of Rent as set forth above, Sublessee shall, on or prior to the Commencement Date, deliver to Sublessor a Irrevocable Standby Letter of Credit in a form satisfactory to Sublessor in the aggregate amount of $208,791.00 that may be drawn upon by Sublessor in the event of Sublessee's failure to pay Rent as required above. The Letter of Credit shall provide for termination thereof upon the earlier of (i) December 30, 2001 or (ii) the issuing bank's receipt from Sublessor of a written notice of termination, which notice shall include Sublessee's written certification that an initial public offering of registered securities of Sublessee is fully subscribed and that the twenty-five (25) day "quiet period" as prescribed by the Federal


Sublease.doc
12/13/99

        Securities and Exchange Commission has expired. Rent payments shall be deemed late if not received by Sublessor on or before the 5th day of the month. Late rent payments shall include, in addition to the full amount of rent due for the applicable month, a 5% penalty, plus accrued interest for each day late at the rate of 1.5% per month.

                                    ARTICLE 4
                         OTHER AGREEMENTS OF THE PARTIES

4.1 Lease Provisions Binding On Sublessee. Except for the Retained Obligations (as hereinafter defined), except for the Inapplicable Provisions (as hereinafter defined), and except as otherwise specifically set forth herein, Sublessee: shall be subject to and be bound by all of the terms, conditions and provisions of the Lease applicable to the "Tenant" to the extent that the same apply to the Premises (which terms, conditions and provisions are incorporated herein as terms, conditions and provisions of this Sublease); shall comply with and shall be obligated to perform all of Sublessor's obligations, duties and liabilities in, under and with respect to the Lease to the extent that the same apply to the Premises; and shall indemnify and hold Sublessor harmless from any failure by Sublessee to comply with its obligations under this sentence and from all liabilities, costs and expenses including, without limitation, reasonable attorneys' fees asserted against or incurred by Sublessor in connection therewith; provided, however, that for the purposes of this Sublease: (A) the first paragraph of Paragraph 5 of the Lease shall not apply in any respect to this Sublease and Sublessor shall not have any obligation to Sublessee to exercise Sublessor's rights under Paragraph 5 of the Lease; and (B) the rights reserved to the Landlord under Paragraph 28 of the Lease shall be exclusively for the benefit of Landlord and not of Sublessor. Sublessee shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Lease. As used herein, the term "Retained Obligations" shall mean and include (i) the obligation of Sublessor to pay the Base Rent to the Landlord under Paragraph 3A of the Lease, (ii) the obligation of Sublessor to pay its share of the Operating Costs to the Landlord under Paragraph 3B of the Lease, and (iii) all obligations of the Sublessor under the Lease which relate to the portion of the space leased to Sublessor under the Lease which is not included in the Premises. As used herein, the term "Inapplicable Provisions" shall mean Paragraph 22 of the Lease and, generally, any provisions set forth in the Lease which are clearly by their terms inapplicable to, inconsistent with or superseded by the terms set forth in this Sublease. During the Sublease Term, so long as there are no uncured defaults by Sublessee under this Sublease, Sublessor (1) shall comply with and perform all of the Retained Obligations, and (2) shall take any reasonable actions which may be necessary to endeavor to cause the Landlord to comply with its obligations under the Lease, except that in no case shall Sublessor be obligated hereby to commence any lawsuit or other legal proceedings to compel such performance. Sublessee shall promptly deliver to Sublessor true and complete copies of any and all notices or other material correspondence regarding the Lease, this Sublease, the Building or the Premises received by Sublessee at any time during the Sublease Term.

4.2 Sublessee's Rights Under The Lease. Except as otherwise specifically provided herein, Sublessor hereby grants to Sublessee during the Sublease Term all of the rights, powers and privileges that Sublessor has under the Lease with respect to the Premises. Sublessee shall


Sublease.doc
12/13/99
        be entitled during the Sublease Term to receive any and all services, utilities, repairs and facilities to and for the Premises which the Landlord is required to provide pursuant to the Lease on and subject to the terms thereof, provided, however, that Sublessor does not hereby guarantee that the same will be provided to the Premises or that the Landlord will perform any or all of its obligations under the Lease with respect to the Premises.

4.3 Insurance and Waiver of Claims. Without limiting the generality of the terms of Section 4.1 above, Sublessee shall obtain and keep in full force and effect at all times during the Sublease Term all of the liability insurance coverages required to be maintained by Sublessor under the Lease with regard to the Premises and casualty insurance coverage on the Furnishings and on all of its trade fixtures, supplies, inventory, equipment and personal property located in the Premises. Sublessee shall cause Sublessor and Landlord to be named as additional insureds on all such policies pertaining to liability coverage required to be maintained by Sublessor under the terms of the Lease. Sublessee shall cause Sublessor to be named as an additional insured on casualty insurance coverage with respect to the Furnishings Notwithstanding any of the foregoing, Sublessee shall have no right to selfinsure. Sublessee hereby waives and releases Landlord and Sublessor from and against any and all claims, damages, losses and liabilities for any bodily injury, loss of life or property damage occurring on or about the Premises or any part thereof, from any cause whatsoever including, without limitation, the negligence of Sublessor or the Landlord or any of their respective agents, employees, contractors or guests, or the negligence of any other party leasing, occupying or otherwise using any part of the Building. Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims asserted against Sublessor or the Landlord arising from any such damages, injuries or losses incurred by Sublessee or any of its agents, employees, contractors, guests or other parties upon the Premises. Sublessee shall cause all policies of insurance maintained by Sublessee hereunder to contain waiver of subrogation provisions in favor of Sublessor and the Landlord, and shall cause Sublessor and Landlord to be named as additional insureds on all such policies.

4.4 Premises Taken "AS IS". Sublessee agrees that it is taking the Premises in an "AS IS" condition and without any representations or warranties by Sublessor of any kind or nature whatsoever. Sublessee agrees that Sublessor shall have no responsibility to make, arrange for, or pay for any tenant improvements whatsoever to the Premises. Any tenant improvements made by Sublessee, with approval from Sublessor and Landlord, will not be required to be restored to their original condition at the end of the Sublease Term. Sublessee agrees that it shall be solely responsible for obtaining and installing on the Premises, at its own expense, all telecommunication and information technology systems, except that Sublessee shall have the right to use, relocate, re-route and re-install, as needed, existing telephone and computer cabling; provided, however, that such use shall not affect Sublessor's telephone and computer systems or otherwise interfere with Sublessor's business systems. The Commencement Date hereunder shall not be extended because of any failure of Sublessee or any of Sublessee's agents to complete the installation of such systems for the Premises by January 10, 2000.


Sublease.doc
12/13/99

4.5 No Assignment by Sublessee. Sublessee may not assign, sublease or otherwise transfer any of its rights, duties, liabilities or obligations under this Sublease without the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

4.6 Right of Reentry. Sublessor reserves the fight to re-enter the Premises in the event Sublessee defaults under this Sublease or otherwise inspect the Premises to verify Sublessee's compliance with the terms of this Sublease.

4.7 Repair and Maintenance. Sublessee shall keep and maintain the Premises and the Furnishings in good order and repair in a manner consistent with the terms and conditions set forth in the Lease and this Sublease.

4.8 Right of First Refusal: 15th and 17th Floors. The Lease covers the 15th floor (Lease Exhibit B-1) and portions of the 17th floor (Lease Exhibit B-2), which space Sublessor may choose, in its discretion, to later assign or sublease. In the event, during the term of this Sublease, Sublessor decides to assign or sublease the 15th or 17th floor space, and Sublessee is not in default under any terms of this Sublease, Sublessee is hereby granted the right and option to take an assignment or sublease of the 15th or 17th floor space or both upon, at a minimum, the same terms and conditions as the best bona fide offer acceptable to Sublessor submitted by a prospective third-party sublessee or assignee, as the case may be. Sublessee has five (5) business days to respond to Sublessor's offer to sublease this space. If Sublessee elects not to exercise this right, Sublessor may only effect the Sublease or assignment to a third party at the bona fide terms presented to Sublessee or the substantial equivalent of those terms. Any and all solicitations to assign or sublease the 15th or 17th floors made by Sublessor shall be expressly made subject Sublessee's "right of first refusal" as granted above.

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1 Notices. All notices, demands, consents or other instruments or communications provided for under this Sublease or otherwise given under or in connection with this Sublease, shall be in writing, shall be signed by or on behalf of the party giving the same, and shall be deemed properly given and received when the same is actually received or refused if a copy thereof, addressed to the recipient at the address set forth below, is delivered personally, by messenger service, by facsimile, by a nationally-recognized commercial overnight courier service such as Federal Express, or by certified or registered mail, return receipt requested. All such notices shall be delivered or sent with transmission, postage and/or delivery charges paid, to the address of the intended recipient set forth below or such other address as such party may designate by written notice given to the other party in accordance with the terms set forth in this Section 5.1. All notices to Sublessor shall be addressed to Sublessor at the following address and/or facsimile number:

                The Pittsburg & Midway Coal Mining Co.
                6400 South Fiddler's Green Circle
                Suite 15000


Sublease.doc
12/13/99

                Englewood, CO 80111
                Attention: Lavonne Hertzog
                Telephone: (303)930-4006
                Facsimile: (303)930-4219

        All notices to Sublessee shall be addressed to Sublessee at the following address and/or facsimile number:

                XCare.net, Inc.
                6400 South Fiddler's Green Circle
                Suite 1400
                Englewood, CO 80111
                Attention: President
                Telephone: (303)488-2019
                Facsimile: (303)488-7095

5.2 Parking Sublessee hereby subleases from Sublessor, and Sublessor hereby subleases and demises to Sublessee, for the Sublease Term a total of 57 non-reserved spaces in the Parking Garage located in the Improved Area. The rental rate for the parking spaces subleased by Sublessee hereunder shall be $10.00 per space per month from the Commencement Date through the expiration of the Sublease Term. Sublessee's use of the Parking Garage shall be subject to all of the rules, regulations and limitations established from time to time by the Landlord. In no event shall Sublessor have any liability or responsibility for any losses, damages or injuries to person or property in connection with the use of the Parking Garage by Sublessee or any of its agents, employees, contractors or guests.

5.3 Remedies. In the event of any breach or default by Sublessee under this Sublease, Sublessor shall have the right to enforce any of the remedies provided for in Paragraphs 20 and 23 of the Lease and any other remedies otherwise available to Sublessor for such default. For purposes of this
        Section 5.3, Paragraphs 20 and 23 of the Lease are incorporated herein and the term "Landlord" therein shall be substituted with the term Sublessor; the term "Tenant" therein shall be substituted with the term Sublessee; and the term "Lease" therein shall be substituted with the term Sublease.

5.4 No Implied Waiver. No failure by Sublessor to insist upon the strict performance of any term, covenant or agreement contained in this Sublease, no failure by Sublessor to exercise any right or remedy under this Sublease and no acceptance of full or partial payment during the continuance of any default by Sublessee shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such default by Sublessee.

5.5 Entire Agreement - No Representation. This Sublease and all exhibits referred to herein, constitute the final and complete expression of the parties' agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations or understandings, whether oral or written, except as expressly set forth herein. Sublessor and Sublessee acknowledge and


Sublease.doc
12/13/99
        agree that, except as otherwise may be specifically provided for herein, neither party has made any representations, warranties or agreements to or on behalf of the other party as to any matter concerning the Premises or this Sublease.

5.6 Modifications in Writing. No amendments or modifications of this Sublease and no approvals, consents or waivers by Sublessor under this Sublease shall be valid or binding unless in writing and executed by the party to be bound thereby.

5.7 Severability. If any provision of this Sublease shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality or enforceability of any other provision of this Sublease and there shall be substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

5.8 Binding Effect. This Sublease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Sublease shall be construed as covenants running with the Land.

5.9 Time of the Essence. Time is of the essence under this Sublease and all provisions herein relating thereto shall be strictly construed.

5.10 Survival of Provisions. Notwithstanding any termination of this Sublease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Sublessee subsequent to termination and as to any provisions which required performance by Sublessee prior to such termination but which Sublessee failed to perform at such time.

5.11 Applicable Law. This Lease shall be interpreted and enforced according to the laws of the State of Colorado.

5.12 Brokers. Sublessor hereby represents and warrants to Sublessee that it has not been represented by any broker in connection with this Sublease and the transaction contemplated herein except for Staubach Company. Sublessee hereby represents and warrants to Sublessor that it has not been represented by any broker in connection with this Sublease and the transaction contemplated herein except for CB Richard Ellis, Inc. Sublessor shall pay to CB Richard Ellis, Inc. a market commission of $43,956.00, which is equal to $2.00 per rentable square foot of the Premises. Said market commission shall be paid 50% upon the date of execution of this Sublease by Sublessee and 50% on the Commencement Date. Sublessor shall pay any amounts due to Staubach Company on account of this Sublease and the transaction contemplated herein pursuant to the terms of a separate agreement between Sublessor and Staubach Company. In the event Sublessee exercises its "Right of First Refusal" as set forth in Paragraph 4.8 above on or before March 31, 2001, then Sublessor shall pay an additional market commission at the rate of $1.00 per rentable square foot. Such additional market commission shall be paid 50% to CB Richard Ellis, Inc. and 50% to Staubach Company. Sublessee shall indemnify and hold harmless Sublessor from and against any and all claims for additional commissions, fees or other compensation payable


Sublease.doc
12/13/99
        to or claimed by any other real estate broker, agent, salesman or finder on account of any implied or express commitment or undertaking made by Sublessee as a result of this Sublease or the consummation of the transaction contemplated herein.

5.13 Counterparts: Execution. This Sublease may be executed in counterparts and when counterparts of this Sublease have been executed and delivered by all of the parties hereto, this Sublease shall be fully binding and effective, just as if all of the parties hereto had executed and delivered a single counterpart hereof. Without limiting the manner in which execution of this Sublease may otherwise be effected hereunder, execution by any party may be effected by facsimile transmission of a signature page hereof executed by such party. If any party effects execution in such manner, such party shall also promptly deliver to the other parties the counterpart physically signed by such party, but the failure of any such party to do so shall not invalidate the execution hereof effected by facsimile transmission.

5.14 Conflicts of Interest. Conflicts of interest relating to this Lease are strictly prohibited. Except as otherwise expressly provided herein, neither Sublessee nor any director, employee or agent of Sublessee, shall give to or receive from any director, employee or agent of Sublessor any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither Sublessee nor any director, employee or agent of Sublessee shall enter into any business relationship with any director, employee or agent of Sublessor or of any affiliate of Sublessor, unless such person is acting for an on behalf of Sublessor, without prior written notification thereof to Sublessor. Any respresentative(s) authorized by Sublessor may audit any and all records of Sublessee for the sole purpose of determining whether there has been compliance with this paragraph.

        IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.

                                        SUBLESSOR:

                                        THE PITTSBURG & MIDWAY COAL
                                        MINING CO., a Missouri corporation

                                        By: /s/ PAUL V. BENNETT
                                        -----------------------------------
                                        Name: Paul V. Bennett
                                        Its:  VP, Finance


                                        SUBLESSEE:

                                        XCare.net, Inc., a Delaware corporation

                                        By: /s/  PETER H. CHEESBROUGH
                                        -----------------------------------
                                        Name: Peter H. Cheesbrough
                                        Its:  Sr. VP Finance & CFO


Sublease.doc
12/13/99

                               SUBLEASE EXHIBIT A




                                      LEASE

                                     Between

                            HUNTINGTON BEACH COMPANY

         (By Its Managing Agent, Chevron Real Estate Management Company)

                                       and

                     THE PITTSBURG & MIDWAY COAL MINING CO.








                                 JANUARY 1, 1995

                                TABLE OF CONTENT

                                                                            Page
                                                                            ----
 1.        DEFINITIONS ...................................................    1
 2.        USES ..........................................................    3
 3.        RENT ..........................................................    3
 4.        UTILITIES .....................................................    7
 5.        RIGHT TO RENEW ................................................    8
 6.        SERVICES ......................................................    8
 7.        INDEMNIFICATION AND INSURANCE .................................    9
 8.        WAIVER OF SUBROGATION .........................................   11
 9.        REPAIRS .......................................................   12
10.        TENANT'S PROPERTY .............................................   12
11.        IMPROVEMENTS AND ALTERATIONS BY TENANT ........................   12
12.        CASUALTY ......................................................   13
13.        ASSIGNMENT, LETTING AND SUBLETTING ............................   14
14.        LIENS AND INSOLVENCY ..........................................   14
15.        CONDEMNATION ..................................................   14
16.        RULES AND REGULATIONS .........................................   15
17.        PARKING .......................................................   15
18.        ACCESS ........................................................   15
19.        SIGNS .........................................................   15
20.        TENANT'S DEFAULT ..............................................   16
21.        QUIET ENJOYMENT, INABILITY TO PERFORM .........................   17
22.        HOLDOVER TENANCY ..............................................   18
23.        ATTORNEYS' FEES ...............................................   19

24.  AMENDMENT, WAIVER.......................................................19
25.  NOTICES.................................................................19
26.  BINDING EFFECT, GENDER..................................................20
27.  ADDENDA AND ATTACHMENTS.................................................20
28.  LANDLORD'S RESERVED RIGHTS..............................................20
29.  OFFSET STATEMENT........................................................21
30.  ACCORD AND SATISFACTION.................................................21
31.  SEVERABILITY............................................................22
32.  SUBORDINATION...........................................................22
33.  TIME....................................................................22
34.  APPLICABLE LAW..........................................................23
35.  BROKER'S INDEMNIFICATION................................................23
36.  CONFLICTS OF INTEREST...................................................23
37.  TENANT REPRESENTATIONS..................................................23
33.  ESTOPPEL CERTIFICATE....................................................24

                                      LEASE

     This Lease ("Lease") is made as of January 1, 1995 between HUNTINGTON BEACH COMPANY, a California corporation ("Landlord"), by its managing agent, Chevron Real Estate Management Company, a division of Chevron U.S.A. Inc., and THE PITTSBURG & MIDWAY COAL MINING CO., a Missouri corporation ("Tenant").


                                   WITNESSETH:

     Landlord and Tenant hereby agree as follows:

                                 1. DEFINITIONS

     A. "Improved Area" shall mean the real property located in Arapahoe County, Colorado, described and shown outlined in blue on Exhibit A, attached hereto, including the Building (as defined below) and any and all other buildings, other than those built for lease, existing or to be constructed thereon, all land thereunder and all appurtenances thereto, such as entries, sidewalks, curb areas, garage complexes, driveways and landscaped areas.

     B. "Leased Premises" shall mean the right to use the interior space shown on the floor plan of the Tower portion of the Building illustrated on Exhibits B and B-1 and shown outlined in red on Exhibit B-2, attached hereto, containing approximately 46,141 BOMA rentable square feet, amounting to approximately 43,307 BOMA usable square feet (computed by measuring to the finished surface of the office side of the corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside surface of the exterior Building glass, with no deductions made for columns and projections necessary to the Building), plus the appurtenant right to use, in common with others, the entries, sidewalks, curb areas, driveways, garage complexes, and other public portions of the Improved Area. During the Lease Term as defined below and any renewal thereof, Landlord shall provide Tenant with 868 BOMA usable square feet of storage space in the parking garage outlined in red as shown on Exhibits B-3 and B-4, attached hereto, and Landlord shall provide Tenant with 827.5 usable square feet for its telephone switch room in the basement of the Building as shown on Exhibit B-5, attached hereto.

     C. "Building" shall mean the building shown outlined in red on Exhibit A, containing the Tower and the Retail Area, and within which the Leased Premises are located.

     D. "Tower" shall mean the portion of the Building outlined in green and shown on Exhibit A.

     E. "Retail Area" shall mean the area of the Building outlined in orange and shown on Exhibit A.

     F. "Greenwood Plaza South" shall mean the area developed or to be developed and shown outlined in red on Exhibit H.

     G. "Lease Commencement Date" shall mean January 1, 1995.

     H. "Lease Term" shall mean the period beginning on the Lease Commencement Date and ending 84 months thereafter. Any reference in this Lease to Lease Term or the words "during the term" shall all be deemed to include any renewal period authorized under this Lease.

     I. "Base Operating Costs" shall mean Tenant's Pro Rata Share of Operating Costs during 1994.

     J. "Rent" shall mean Base Rent, Tenant's Pro Rata Share of Operating Costs in excess of Base Operating Costs and any other amounts payable by Tenant to Landlord under this Lease.

     K. "Base Rent" shall mean the following for the period indicated:

  Period          $/Sq.Ft./year; $/month
  ------          ----------------------
  Years 1-7       $14.25 per rentable sq. ft. per year
                  ($657,509.25 per year) (total of
                  $4,602,564.75 payable in advance and
                  without demand in monthly installments of
                  $54,792.44 per  month)


     L. "Garage Storage Rent" shall be 868 square feet at a rate of $6.00 per usable square foot per year (total $5,208 per year), payable in advance, without demand, in monthly installments of $434.

     M. "Telephone Switch Room Rent" shall be 827.5 square feet at a rate of $6.00 per usable square feet per year (total $4,965 per year), payable in advance, without demand, in monthly installments of $413.75.

     N. "Tenant's Total Square Footage" (approximately 46,141 rentable square feet) shall mean the sum of the square footage in the Leased Premises, and an allocated portion of common area square footage on Tenant's floor and an allocated portion of the square footage of the remaining common areas in the Tower. Calculation of such allocated square footage will be done by Landlord on a reasonable basis consistently applied. If such calculation is later discovered to be in conflict with the approximate square footage stated hereinabove, this Lease shall be amended to conform to such calculation.

     O. "Tenant's Pro Rata Share" shall mean 10.255% calculated by dividing Tenant's Total Square Footage by the Total Square Footage of the Tower.

     P. "Permitted Purpose" shall mean use of the Leased Premises for general office purposes and purposes incidental thereto, unless otherwise agreed to in writing by Landlord in its full and sole discretion.


                                     2. USES

     A. Tenant agrees to continuously use and occupy the Leased Premises for the Permitted Purpose only, and for no other purpose whatsoever. Tenant covenants to comply with all statutes, laws, ordinances, regulations and rules and any recorded document which are of record on the effective date of this Lease affecting the Leased Premises and the Building. Tenant shall not do or permit anything to be done in or about the Leased Premises or the Building which will in any way: (i) unreasonably increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents; (ii) injure the Building other than ordinary wear and tear; (iii) constitute waste of the Leased Premises or the Building; or (iv) be a nuisance, public or private, to other tenants of the Building, or anyone else.

     B. Tenant agrees that it has determined to Tenant's satisfaction that the Leased Premises can be used for the Permitted Purpose. If Landlord determines, in its sole opinion, that the Leased Premises cannot be used for the Permitted Purpose at any time during the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease with no further obligation. If Landlord fails to exercise such option, Tenant shall have the right to use the Leased Premises for any other remaining lawful purpose, for so long as the Leased Premises are then capable of accommodating such uses.

     C. By taking possession hereunder, Tenant shall have acknowledged that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease.

                                     3. RENT

     A. Tenant shall pay to Landlord on the first day of each calendar month during the term of this Lease, at the mailing address as designated from time to time by Landlord and without deduction or setoff (unless authorized by this Lease), the Base Rent, any other charges provided for in this Lease, and Tenant's Pro Rata Share of Operating Costs allocated to the Tower and described in paragraph 3B below which exceed the Base Operating Costs, however, Tenant's Pro Rata Share of Operating Costs shall not exceed 107% of Tenant's Pro Rata Share of Operating Costs paid by Tenant during the preceding year. Rent for any fractional calendar month shall be that proportion of the Rent which the number of days during such month bears to the total number of days in such month. Rent not paid by the 10th day of the month shall be subject to a late charge of 3% per month of the amount due. For purposes of this paragraph and until directed to do otherwise, Tenant shall mail all payments required to be paid under this Lease to the following address:

           CHEVRON REAL ESTATE MANAGEMENT COMPANY
           P.O. BOX 297864
           HOUSTON, TEXAS 77297

     B. Operating Costs shall mean all expenses, costs and disbursements made or required to be made by Landlord because of or in connection with the maintenance, repair and operation of the Improved Area except as set forth below, including, but not limited to, real estate taxes and assessments; use, sales, and any other taxes (except income taxes) based on rents; personal property taxes on personal property used in the operation of the Improved Area; equitable charges as may be assessed to the Improved Area for the maintenance, repair and operation of the common property of Greenwood Plaza South except as set forth below; the cost of all risk property insurance, including earthquake and flood and general liability insurance, including Landlord's estimated fair market cost, not to exceed ISO Manual Rates (Insurance Services Office), for any of such risks against which Landlord elects to self-insure; utilities not separately metered to individual tenants; costs of leasing or amortization of energy reduction devices and systems, except those included in the initial Building specifications; maintenance; repairs; janitorial service, operating supplies, property management; Building services; snow removal; landscaping; rubbish removal; tools and equipment used for the daily operation of the Improved Area; air conditioning, heating and elevator repair and maintenance; maintenance and repair of garage complex; security; property management fees; and management and maintenance personnel's wages, payroll taxes, welfare and disability benefits reasonably incurred in the operation of the Improved Area.

     Operating Costs shall not include monies spent for income tax accounting, expenses and costs associated with the operation of Landlord's business organization; legal fees; space planning fees; real estate brokerage commissions; decorating fees; advertising and marketing costs associated with development and leasing of the Building; bad debt or rent losses of Landlord; fines, penalties, interest or other charges paid by Landlord to any other tenant or third party; interest, depreciation, or expenditures of a capital nature; costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds; costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Items") except for those Capital Items: (i) acquired to reduce Operating Costs (amortized at an annual rate reasonably calculated to equal the amount of Operating Costs to be saved in each calendar year throughout the Lease Term except during the last two years of the Lease Term, during which period no such pass-throughs shall be permitted of the costs related to such Capital Items (as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce operating Costs)), together with interest at the actual interest rate incurred by Landlord, or (ii) costs of capital tools not in excess of $10,000 in any 12-month period; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off site) (provided, however, if Landlord provides such parking free of charge to Tenant, these expenses may be included as a part of Operating Costs); tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due; costs for which Landlord has been compensated by a management fee; costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials; notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date of this Lease) in or about the Building or Leased Premises including, without limitation, hazardous substances in the groundwater or soil, not placed in the Leased Premises or Building by Tenant; costs arising from Landlord's charitable or political contributions; costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof; costs for sculpture, paintings or other objects of art; and costs (including in connection therewith all attorneys' fees and costs or settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation ' or arbitrations pertaining to the Landlord and/or the Building and/or the Leased Premises. Operating Costs shall be reasonably allocated between the Tower and the Retail Area.

     Also, if Landlord constructs any other buildings for lease within the boundaries of the Improved Area, Operating Costs, exclusive of those incurred directly for the Building hereunder and such other buildings, shall be reasonably allocated between the Building hereunder and such other buildings. The determination of Operating Costs and their allocation shall be in accordance with generally accepted accounting principles applied on a consistent basis.

     If the Building is not fully rented during all or a portion of any calendar year, Landlord may make an appropriate adjustment of the Operating Costs for such year, employing sound accounting and management principles, to determine the amount of Operating Costs that would have been paid or incurred by Landlord had all such buildings been fully rented, and the amount so determined shall be deemed to have been the amount of Operating Costs for such year.

     Operating Costs allocated to Tenant shall not reflect any type or degree of service or duty performed by or through Landlord for any other tenant which is not required to be performed to Tenant under this Lease which results in a cost in excess of the services or duties required to be provided by Landlord under this Lease.

     C. During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of Tenant's Pro Rata Share of Operating Costs payable hereunder for the ensuing calendar year.

     On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord 1/12 of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time it appears to Landlord that Tenant's Pro Rata Share of Operating Costs payable hereunder for the current calendar year will vary from its estimate by more than 20%, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

     D. Within 90 days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of additional Rent for Operating Costs payable hereunder for such calendar year. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installment of Rent. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.

     E. If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a calendar year, the additional Rent for Operating Costs payable by Tenant applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such date of termination bears to 365.

     F. Notwithstanding any sections of the Lease to the contrary, in the event of any dispute regarding the amount due as

Tenant's Pro Rata Share of Operating Costs and/or the amount due as Operating Costs pursuant to Section 3 of the Lease, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at Landlord's office at the following address: Huntington Beach Company, c/o Chevron Real Estate Management Company, 6400 South Fiddler's Green Circle, Suite 200, Englewood, Colorado 80111-4991. If, after such inspection and photocopying, Tenant continues to dispute the amount of its Pro Rata Share of operating Costs, Tenant shall be entitled to retain a national, independent, certified public accountant to audit and/or review Landlord's records to determine the proper amount of its Pro Rata Share of Operating Costs. If such audit or review reveals that Landlord has overcharged Tenant, then within five days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest at the prime rate of Colorado National Bank. If the audit reveals that Tenant was undercharged, then within five days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge, plus interest thereon at the prime rate of Colorado National Bank. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that the Landlord's determination of Tenant's Pro Rata Share of operating Costs, as set forth in any actual statement sent to Tenant, was in error in Landlord's favor by more than 5%, Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of all Operating Costs and other rent adjustments for the entirety of the three-year period ("Review Period") following Landlord's delivery to Tenant of each actual statement setting forth Tenant's Pro Rata Share of Operating Costs. The payment by Tenant of any amounts pursuant to Section 3 of the Lease shall not preclude Tenant from questioning the correctness of any actual statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the actual statement.

     In the event that any other tenant audits or reviews Operating Costs and an adjustment is made, the results of such audit or review shall be sent to Tenant to allow Tenant to determine whether Tenant is to be permitted a corresponding adjustment.


                                  4. UTILITIES

     Landlord shall provide to the Leased Premises the following utility services: water, sewer and electricity. Utility charges for which separate billings are not available shall be treated as Operating Costs. If heat, light, water or any other utility services are supplied to and metered directly to the Leased Premises, Tenant shall pay the cost thereof, and make any required deposits related thereto. Separate additional charges may be made to Tenant, if Tenant, in Landlord's reasonable judgment, makes excessive utility system demands where such services are not separately metered. Landlord does not warrant that any of the utility services will be free from interruption caused by Unavoidable Delay, as defined in paragraph 21 below.

                                5. RIGHT TO RENEW

     Tenant shall have the option to renew the Term of this Lease for one period of five years by notifying Landlord in writing of Tenant's election to exercise its option at least 12 months prior to the expiration of the then current term of this Lease, Tenant may exercise such option provided Tenant is not then in default in the performance of any of the terms or covenants of this Lease as of the time of such exercise and that Tenant has satisfied all of its conditions under this Lease. The base Rent during such five-year renewal period shall be 90% of the then Fair Market Rental Value, as hereinafter defined, and all other terms and provisions of this Lease, including payment of additional Rent, shall apply during such renewal period.

     Fair Market Rental Value ("FMRV") as used in this Lease shall be the rent calculated at the then prevailing rate for similar space in comparable Class A buildings and the then prevailing parking garage rent for similar totally enclosed parking garages located within the Denver Tech Center/Greenwood Plaza Market Area in which the Building is located. Said FMRV shall be declared by Landlord in writing to Tenant not less than 10 months prior to the end of the Lease Term. Tenant shall have 30 days from the date of Landlord's declaration in which to dispute, in writing, Landlord's finding of FMRV or to revoke the required notice to renew. Failing such timely notice of dispute, Landlord's declared FMRV shall be deemed to be acceptable by both parties. If Tenant gives Landlord timely notice in dispute of Landlord's determination of the FMRV, then Landlord and Tenant shall each designate a licensed commercial real estate broker who shall together designate a third licensed commercial real estate broker, all of whom shall be experienced in evaluating rental properties of the type and in the area of the Building. Within 20 days of Tenant's notice to Landlord, each broker shall deliver to Tenant and Landlord their written estimate of the appropriate FMRV. The new Base Rent shall be equal to the mean average of the three estimates of FMRV calculated by the licensed commercial real estate brokers. Landlord and Tenant shall each pay for the cost of services of the broker designated thereby and shall equally share the cost of the services of the third broker.


                                   6. SERVICES

     Landlord shall maintain all parking and common areas, which maintenance shall include lighting, gardening, cleaning, snow removal, sweeping, painting and window cleaning, and shall provide for the Leased Premises and the Building such other services, including, but not limited to, air-cooling, heating, replacement of building standard lamps as needed and the interior janitorial services listed on Exhibit C, as are necessary to maintain them in reasonably good order and condition. Landlord shall maintain and repair the exterior of the Building, its structural portions and the roof. The cost of such services and repairs to the roof and structure shall be considered an Operating Cost. The cost of capital expenditures shall not be included as an Operating Cost. Any services provided to Tenant by Landlord which are not provided to other tenants in the Building shall be provided at Tenant's expense.

     Such services, except for janitorial services, shall be furnished by Landlord during normal working hours (from 6:00 a.m. to 6:00 p.m. weekdays, and from 7:00 a.m. to 1:00 p.m. on Saturdays), or at such other times as requested by Tenant, in which event, Tenant shall pay the additional cost thereof. The level of services shall be that customarily provided by landlords of first-class buildings in the Denver, Colorado area.

     Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of such services. The foregoing notwithstanding, if any such interruption of services causes the Leased Premises to be untenantable for a period of at least five consecutive business days, Rent shall be abated proportionately.


                        7. INDEMNIFICATION AND INSURANCE

     A. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to any property: (i) occurring in, on or about the Leased Premises by or from any cause whatsoever; or (ii) occurring in, on or about the Improved Area by reason of any act or omission or any active, passive or concurrent negligence or fault of Tenant, excepting in all cases only injury, death or damage to the extent caused by the active, passive or concurrent negligence, fault or willful misconduct of Landlord, its employees, agents or contractors.

     B. In addition to Tenant's obligations under paragraph 7E below, Tenant agrees to indemnify, protect and hold harmless Landlord, from and against any and all claims or liability for any injury to or death of any person (including employees of Tenant and Landlord) or damage to any property (including property belonging to Tenant and Landlord) whatsoever: (i) occurring in, on or about the Leased Premises or any part thereof, from any cause whatsoever by reason of the active, passive or concurrent negligence, fault or willful misconduct or fault of Tenant or its employees; or (ii) occurring in, on or about the Improved Area by reason of any act or omission or any active, passive or concurrent negligence or fault of Tenant, excepting in all cases only injury, death or damage to the extent caused by the active, passive or concurrent negligence, fault or willful misconduct of Landlord, its employees, agents or contractors. The obligations of indemnity set forth in this paragraph shall survive termination of this Lease by expiration of the Lease Term or otherwise.

     C. Landlord agrees to indemnify, protect and hold harmless Tenant, from and against any and all claims or liability for any injury to or death of any person (including employees of Landlord and Tenant) or damage to any property (including property belonging to Landlord and Tenant) whatsoever occurring in, on or about the Improved Area by reason of any act or omission or any active, passive or concurrent negligence or fault of Landlord, excepting in all cases only injury, death or damage to the extent caused by the active, passive or concurrent negligence, fault or willful misconduct of Tenant, its employees, agents or contractors. The obligations of indemnity set forth in this paragraph shall survive termination of this Lease by expiration of the Lease Term or otherwise.

     D. Tenant shall, at its sole cost and expense, obtain and keep in force during the Lease Term, fire and extended coverage insurance on Tenant's improvements, fixtures, furnishings and equipment in and upon the Leased Premises or Building in an amount not less than 100% of the full replacement cost (without deduction for depreciation) thereof. All amounts received from said insurance shall be applied to the payment of the cost of repair or replacement of any Tenant's improvements, fixtures, furnishings and equipment that were damaged or destroyed unless this Lease terminates prior to such repair or replacement being made, in which case the portion of such amounts representing improvements and fixtures which would have become Landlord's property pursuant to paragraph 10 hereof shall be paid over to Landlord, and the balance shall be retained by Tenant.

     E. Without in any way limiting Tenant's liability pursuant to paragraph 7B above, Tenant shall, at its sole cost and expense, obtain and keep in force during the term of this Lease: (i) comprehensive general liability insurance (Bodily Injury and Property Damage) with a limit of liability not less than $1,000,000 per occurrence and with the following supplementary coverages: (a) contractual liability to cover liability assumed under this Lease; (b) personal injury liability with the "employee" and contractual" exclusions deleted; and
(c) broad form property damage liability; and (ii) automobile bodily injury and property damage liability insurance with a limit of not less than $500,000 per occurrence, extending to owned, non-owned and hired vehicles. Landlord shall have the right, at any time or from time to time, to reasonably adjust the amount of insurance required hereunder to reflect increases in the Consumer Price Index as published by the U.S. Department of Commerce, and/or to modify its form.

     F. All insurance required under this paragraph 7 and all renewals thereof shall be issued by such responsible companies qualified to do and doing business in the State of Colorado as may be approved by Landlord. Each policy shall expressly provide that the policy shall not be canceled or altered without 30 days, prior written notice to Landlord. All insurance under this paragraph shall name Landlord as an additional insured, to the extent of Tenant's indemnity obligations hereunder, shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall contain a standard "cross-liability" or "severability of interest" clause.

        Upon the issuance thereof, each such policy or a duplicate or certificate thereof shall be delivered to Landlord for retention by it.

        G. Notwithstanding anything to the contrary herein, Tenant shall have the right at its election to satisfy all insurance obligations in this Lease under a program of self-assumption of risk in lieu of purchasing an insurance policy or policies.

        H. During the Lease Term, Landlord shall insure the Building, excluding any property which Tenant is obligated to insure, against damage by fire and standard extended coverage perils and public liability insurance in such amounts and with such deductibles as Landlord reasonably considers appropriate; provided, however, that Landlord shall have the right at its election, to maintain all such insurance under a program of self-assumption of risk in lieu of purchasing an insurance policy or policies if it is Landlord's normal policy to self-insure against such perils for its property. This right of self-insurance applies only to Huntington Beach Company. If the Landlord sells the Building, Tenant shall require the new Landlord to purchase the insurance set forth in this section of the Lease. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Landlord will not have to carry insurance of any kind on Tenant's furniture or furnishings, or on any of Tenant's fixtures, equipment, improvements or appurtenances under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

                            8. WAIVER OF SUBROGATION

        Tenant waives on behalf of its insurers (and itself to the extent Tenant self-assumes insurable risk as permitted under this Lease) under all policies of fire, theft, public liability, workers' compensation and other insurance now or hereafter existing during the Lease Term and purchased by it insuring or covering the Leased Premises, or any portion or any contents thereof, or any operations therein, or the Building, all rights of subrogation which any insurer might otherwise have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers (and itself to the extent Landlord self-assumes insurable risk as permitted under this Lease) under all policies of fire, theft, public liability, workers' compensation and other insurance now or hereafter existing during the Lease Term and purchased by it insuring or covering the Improved Area or the Building or any portion or the contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise have to any claims of Landlord against Tenant. Landlord and Tenant shall each, prior to or immediately after the execution of this Lease, procure from each of such insurers a waiver of all rights of subrogation which the insurer might otherwise have as against the other, to the extent required by this paragraph. This paragraph shall not be construed to require of Landlord or Tenant any insurance coverage not otherwise required by this Lease nor to waive any rights of recovery that either Landlord or Tenant may have directly against the other to the extent that any loss or damage giving rise to any such right of recovery is not actually covered by insurance.

                                   9. REPAIRS

        Except for services provided by Landlord, Tenant agrees to maintain in a clean, orderly and sanitary condition and keep in good repair, the interior of the Leased Premises, ordinary wear and tear excepted. Such maintenance and repair shall be at the sole cost of Tenant and shall include but not be limited to the maintenance and repair of floor covering, ceilings and walls, front and rear doors, and all interior glass on the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for 15 days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the cost thereof shall be additional Rent payable by Tenant within 10 days of receipt of any invoice therefor from Landlord.

                              10. TENANT'S PROPERTY

        Furnishings, trade fixtures and moveable equipment, if any, paid for and installed by Tenant, shall be the property of Tenant. On expiration of this Lease, if there is then no Event of Default, Tenant may remove any such property and shall remove any such property if directed by Landlord. Tenant shall repair, or reimburse Landlord for the cost of repairing, any damage resulting from removal of Tenant's property in excess of ordinary wear and tear. If Tenant fails to remove such property as required under this Lease, or in the event Tenant abandons the Leased Premises, Tenant shall be deemed to have abandoned all interest in any such property remaining or then in or upon the Leased Premises and Landlord may remove the same as its own property and dispose of such property as it desires without liability to Tenant.

                   11. IMPROVEMENTS AND ALTERATIONS BY TENANT

        Tenant may make such additional improvements or alterations to the Leased Premises as it deems necessary or desirable, but only with Landlord's prior written approval (which approval shall not be unreasonably withheld). Any such improvements or alterations by Tenant shall be at Tenant's expense and shall be done by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord. All work performed shall be done in a good and workmanlike manner, in accordance with applicable law and with materials (where not specifically described in the specifications) of the quality and appearance comparable to those in the Building. Prior to the commencement of any work or delivery of any materials to the Leased Premises, Tenant shall furnish Landlord, for its approval, copies of the following:

        A.      plans and specifications;

        B.      names and addresses of contractors;

        C.      copies of contracts;

        D.      necessary permits; and

        E. such other items as may be reasonably requested by Landlord to protect itself in connection with the work.

        All alterations, fixtures (except unattached, removable trade fixtures) and improvements, including those made or installed in or upon the Leased Premises by or for Tenant, shall immediately become Landlord's property and, at the end of the Lease Term, shall remain on the Leased Premises without compensation to Tenant.

                                  12. CASUALTY

        If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that the Leased Premises are untenantable in whole or in part, then Landlord shall, except as provided below, proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable, if any, shall bear to the total square footage in the Leased Premises. If Landlord shall reasonably determine that such destruction or damage cannot be rebuilt and restored within 180 days of the occurrence, it shall so notify Tenant within 60 days after the occurrence of such damage or destruction. In such event, either Landlord or Tenant may, within 30 days after such notice, terminate this Lease. If neither party terminates this Lease during such 30-day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Rent shall abate, as set forth above.

                     13. ASSIGNMENT, LETTING AND SUBLETTING

        A. Tenant, its legal representatives and successors in interest, shall have the right to assign, let or sublet or permit assigning, letting or subletting of this Lease, the Leased Premises or any part thereof, respectively. Any such assignment or subletting, unless specifically stated therein and consented to by Landlord, shall not relieve Tenant from its obligations under this Lease.

        B. Tenant shall provide Landlord with a copy of any assignment of this Lease or any sublease of the Leased Premises and a copy of any document pursuant to which any such assignment or sublease may be made.

                            14. LIENS AND INSOLVENCY

        Tenant shall keep the Leased Premises, the Building and the Improved Area free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business or property of Tenant, Landlord shall have the right and option at any time thereafter to terminate this Lease by notice to Tenant.

                                15. CONDEMNATION

        If all or any part of the Leased Premises are taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining Lease Term shall be reduced in the proportion that the Tenant's Total Square Footage is reduced by the taking. If a partial taking or sale of the Building or the Leased Premises: (a) reduces the area of the Leased Premises or results in a substantial inability of Tenant to use the Leased Premises for Tenant's business purposes, or (b) renders the Building unviable to Landlord, Tenant, in the case of (a), or Landlord, in the case of (b), may terminate this Lease by notice to the other party within 30 days after the terminating party receives a written notice of the portion to be taken or sold, such termination to be effective 180 days thereafter, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs, provided such awards, do not reduce Landlord's award. Nothing contained herein shall diminish Tenant's right to deal on its own behalf with the condemning authority.

                            16. RULES AND REGULATIONS

        Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant, will at all times observe, perform and abide by all reasonable rules and regulations promulgated by Landlord, from time to time, as long as such rules and regulations do not conflict with, or unreasonably modify, any provision of this Lease. Landlord's rules and regulations in effect on the date hereof are attached hereto as Exhibit D.

                                   17. PARKING

        Landlord shall provide parking within a seven-level structure (1-6 covered) contiguous to the Building. Such spaces include 81 short-term parking spaces in close proximity to the elevators, which are available for use by Tenant's visitors at no cost for up to two hours. In addition, up to 180 non-exclusive parking spaces will be provided by Landlord for use by the Tenant at a charge of $10 per space per month throughout the Lease Term and Lease Renewal Term. In addition to the foregoing, Landlord agrees to provide Tenant 11 reserved spots on Level 1 for company vehicles and 8 reserved spots on Level 3 for Tenant's exclusive use at a charge of $10 per space per month throughout the Lease Term and Lease Renewal Term. The spaces designated for Tenant's exclusive use are illustrated on Exhibit G attached hereto and made a part hereof. Subject to Landlord's rules and regulations adopted from time to time pursuant to paragraph 16, Tenant's employees, invitees and licensees shall be entitled to reasonable use of such parking areas. All present and future parking shall be within such parking areas and not within the street right-of-way. There shall be no on-street parking.

                                   18. ACCESS

        Landlord or Landlord's employees, agents or contractors may enter the Leased Premises at reasonable times for the purpose of inspecting, altering or repairing the Leased Premises or other portions of the Building and for the purpose of ascertaining compliance by Tenant with the provisions of this Lease. Landlord may also show the Leased Premises to prospective purchasers, renters or lenders during regular business hours and upon reasonable notice, provided that Landlord shall not unreasonably interfere with Tenant's business operations or with Tenant's use and occupancy of the Leased Premises. Landlord shall repair, at Landlord's expense, any damage to the Leased Premises resulting from the exercise of the foregoing rights by Landlord or Landlord's employees, agents or contractors.

                                    19. SIGNS

        All signs and symbols placed on the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including Building directories, shall be subject to the approval of Landlord. Tenant shall have no right to place signs outside the Building and within the Improved Area. Tenant shall be entitled to place signs within the interior of the Leased Premises without having first obtained Landlord's approval. Upon expiration of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost thereof charged to Tenant as additional Rent hereunder.

                              20. TENANT'S DEFAULT

        It shall be an "Event of Default" if: (a) Tenant fails to pay Rent or any other charge or payment required of Tenant hereunder when due and such failure continues for 10 days after written notice thereof to Tenant by Landlord; (b) Tenant violates or fails to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure continues for 30 days after written notice thereof to Tenant by Landlord; (c) Tenant makes a general assignment for the benefit of its creditors or files a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (d) a proceeding is filed against Tenant seeking any relief mentioned in (c) above which is not dismissed within 30 days after filing; (e) a trustee, receiver or liquidator is appointed for Tenant or a substantial part of its property; (f) Tenant's interest under this Lease is taken upon execution or by other process of law directed against Tenant or shall be subject to any attachment by or on behalf of any creditor of Tenant; (g) Tenant mortgages, assigns (except as expressly permitted in this Lease) or otherwise encumbers Tenant's interest under this Lease; or (h) Tenant abandons the Leased Premises.

        If an Event of Default occurs, Landlord may: (a) without obligation to do so and without releasing Tenant from any obligation under this Lease, make any payment or take any action Landlord may deem necessary or desirable to cure such Event of Default, and the cost thereof shall be reimbursed by Tenant to Landlord within 10 days after demand; (b) terminate this Lease by written notice to Tenant as of the date such notice is given or as of any other date specified in such notice; (c) with or without terminating this Lease, reenter and take possession of the Leased Premises by legal proceedings; (d) with or without terminating this Lease, if Tenant has vacated or abandoned the Leased Premises, reenter and take possession of the Leased Premises, or any part thereof, and remove the effects therein without liability for any damages thereto and without being deemed guilty of any manner of trespass and without prejudice to any other remedies of Landlord hereunder; and (e) exercise any other legal remedy, including, without limitation, equitable remedies, on account of such Event of Default. All remedies of Landlord under this Lease shall be cumulative, and the exercise of any of such remedies shall not prevent the concurrent or subsequent exercise of any other remedy.

        Should Landlord elect to reenter or take possession of the Leased Premises pursuant to legal proceedings or otherwise, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof on behalf of Tenant for such term or terms and at such rent or rents, and upon such other terms and conditions, as Landlord may deem advisable in its sole discretion (including, without limitation, giving concessions, free rent, and payment of concessions), with the right to make alterations and repairs to the Leased Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless a written notice of termination is given to Tenant by Landlord, nor shall it preclude Landlord from terminating this Lease at a later time by giving written notice to Tenant.

        If Landlord elects to take possession without terminating this Lease, then such repossession shall not relieve Tenant of its obligations and liabilities under this Lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord, as Rent, all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises, after deducting all of Landlord's expenses in connection with such reletting, and rental concessions. Tenant shall pay such Rent to Landlord on the days on which such Rent would have been payable hereunder if possession had not been retaken.

        If, however, this Lease is terminated by Landlord, Landlord shall be entitled to recover as damages from Tenant, in addition to all other damage suffered by Landlord on account of any Event of Default, the present value of all of the Rent which would have been due for the remainder of the Lease Term had this Lease not been terminated, plus all of Landlord's costs of reletting the Leased Premises, including repair, alteration, and preparation of the Leased Premises for reletting, brokerage commissions, attorneys' fees and rental concessions. Said amount shall be immediately due and payable by Tenant to Landlord. Any amount due to Landlord hereunder may be collected after termination.

        Notwithstanding anything to the contrary herein, Landlord's remedies and rights to damages under this Lease shall be subject to Landlord's duty to take reasonable measure to mitigate any such damages.

                    21. QUIET ENJOYMENT, INABILITY TO PERFORM

        A. If, and so long as, Tenant pays Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the Superior Instruments, as defined and provided in paragraph 32 below.

        B. Landlord shall pay all taxes and assessments so as not to jeopardize Tenant's use of the Leased Premises. The foregoing notwithstanding, Landlord shall be entitled to contest any tax or assessment which it deems to be improperly levied against the Improved Area or any part thereof, so long as Tenant's use of the Leased Premises is not interfered with.

        C. Except as provided in this Lease, this Lease and the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay, is: (i) unable to fulfill any of its obligations under this Lease; (ii) unable to supply or is delayed in supplying any service expressly or impliedly to be supplied; (iii) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations; or (iv) unable to supply or is delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

        "Unavoidable Delay" shall mean any and all delays of up to 10 days which are beyond Landlord's reasonable control, including without limitation, delay caused by Tenant, governmental restrictions, governmental regulations or controls, undue delays by governmental authorities, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lockouts, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, default of any contractor or subcontractor, acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, delays in obtaining governmental permits or approvals and any other cause beyond Landlord's reasonable control. After 10 days of Unavoidable Delay, Rent shall be abated until such Unavoidable Delay ceases. If Unavoidable Delay continues for 30 days or more, Tenant shall have the option to terminate this Lease upon seven days' prior written notice to Landlord.

                              22. HOLDOVER TENANCY

        If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the Lease Term, Tenant may, at Landlord's election, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to Landlord Tenant's Pro Rata Share of Operating Costs and 120% of the then current Base Rent, as set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable. The foregoing notwithstanding, in the event Landlord and Tenant are negotiating in good faith over the extension of the Lease Term, Tenant, for a period not to exceed 90 days following the expiration of the Lease Term, shall pay Rent at the same rate as was in effect immediately prior to such expiration. At the end of such 90-day period, Tenant agrees to pay to Landlord Tenant's Pro Rata Share of Operating Costs, all other charges provided for in this Lease, and 200% of the then current Base Rent until Tenant's occupancy is terminated.

                               23. ATTORNEYS' FEES

        In the event either party requires the services of any attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any Rent due under this Lease, or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during the Lease Term, or after the expiration thereof, the party prevailing in any such legal action shall be entitled to an award of all legal costs and expenses, including, but not limited to, a reasonable sum for attorneys' fees.

                              24. AMENDMENT, WAIVER

        This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing by both parties. No covenant or term of this Lease shall be waived except with the express written consent of the waiving party whose forbearance or indulgence in any regard shall not constitute a waiver of such covenant or term. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

                                   25. NOTICES

        All notices required by this Lease shall be in writing, sealed in an envelope and delivered in person, or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid to the address specified below:

                If intended for Landlord:

                       HUNTINGTON BEACH COMPANY
                       c/o Chevron Real Estate Management Company
                       6400 South Fiddler's Green Circle, Suite 200
                       Englewood, Colorado
                       80111-4991

                       with a copy to:

                       Leasing Manager
                       Chevron Real Estate Management Company
                       1301 McKinney, Room 654
                       Houston, Texas 77010

                    If intended for Tenant:

                       The Pittsburg & Midway Coal Mining Co.
                       6400 South Fiddler's Green Circle, Suite 15000 Englewood, Colorado 80111-4991

or to such other addresses as either party designates by notice, as provided in this paragraph, to the other party, from time to time. Notice shall be effective as of the date delivered in person or the date postmarked, whichever is sooner.

                           26. BINDING EFFECT, GENDER

        Subject to the provisions in paragraph 13, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

                           27. ADDENDA AND ATTACHMENTS

        The typewritten addenda, exhibits or supplemental provisions, if any, attached or added hereto, are made a part of this Lease by reference and the terms thereof shall control over any inconsistent provisions in the paragraphs of this Lease.

                         28. LANDLORD'S RESERVED RIGHTS

        Without notice and without liability to Tenant, Landlord shall have the right to:

        A. change: (i) the name of the Building except to another coal company, and (ii) the street address of the Building, if required to do so by an appropriate authority;

        B. install and maintain reasonable signs on the exterior of the Building;

        C. make reasonable rules and regulations as, in the judgment of Landlord, may from time to time be needed for the safety of the tenants, and the care and cleanliness of the Building and the preservation of good order therein. Tenant shall be notified in writing when each such rule and regulation is promulgated;

        D. grant utility easements or other easements to such parties, or replat, subdivide or make such other changes in the legal status of the land underlying the Improved Area, as Landlord deems necessary, provided such grant or changes do not substantially or materially interfere with

                Tenant's use of the Leased Premises, as intended under this Lease; and

        E. sell the Building and assign this Lease to the purchaser (and upon such assignment be released from all of its obligations under this Lease which accrue after such assignment). Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise and to recognize such person as Landlord under this Lease, as provided more fully in paragraph 32 below.

                              29. OFFSET STATEMENT

        Within 20 days after request therefor by Landlord, its agents, successors or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying, if applicable: (a) this Lease is in full force and effect, without modification; (b) the amount, if any, of prepaid Rent and security deposit paid by Tenant to Landlord; (c) that Landlord, as of the date of the certificate, has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding, or other excuses for Tenant's performance under this Lease, or stating those claimed by Tenant; and (d) any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser, which does not modify or conflict with Tenant's rights under this Lease. Tenant's failure to deliver said statement in time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim defenses or deduction against Rent or Landlord hereunder; and (c) that no more than one month's Rent has been paid in advance.

                           30. ACCORD AND SATISFACTION

        No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, or support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items or Rent, interest, expenses or damage due in connection herewith in such amounts and in such order as Landlord may determine at its sole option.

                                31. SEVERABILITY

        The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be finally held to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein. The above notwithstanding, if any provision of this Lease shall be finally held to be invalid or unenforceable, and such term substantially and adversely affects the amount of the Rent to be received by Landlord, or the nature of its obligations to Tenant, or otherwise affects the economic bargain agreed to by Landlord in this Lease, Landlord shall have the additional option of terminating this Lease. Such right shall be exercised, if at all, by delivering notice to Tenant within 30 days after the date of any final judgment declaring a provision of this Lease invalid or unenforceable, stating a date of termination no sooner than 90 days from such notice.

                               32. SUBORDINATION

        The rights of Tenant hereunder are, and shall be, at the election of any mortgagee, subject and subordinate to the lien of any deeds of trust, mortgages, the encumbrance of any leasehold financing, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Improved Area or the Building, and to all advances made, or hereafter to be made upon the security thereof ("Superior Instruments"). The foregoing notwithstanding, for any liens or Superior Instruments filed of record after the execution of this Lease, the rights of Tenant under this Lease shall not be subject or subordinated to such liens or Superior Instruments unless the holders thereof execute an agreement in form and substance similar to the Attornment and Nondisturbance Agreement attached hereto as Exhibit E. If requested, Tenant agrees to execute whatever reasonable documentation may be required to further effectuate the provisions of this paragraph.

        Tenant agrees to attorn to any purchaser of the Building, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure, in return for and upon delivery to Tenant by such purchaser or mortgagee, as the case may be, of an agreement substantially in the form of the Attornment and Nondisturbance Agreement.

                                    33. TIME

        Time is of the essence hereof.

                               34. APPLICABLE LAW

        This Lease shall be construed according to the local laws of the State of Colorado, without regard to the principles of conflicts of law, and venue shall be in Arapahoe County, Colorado.

                          35. BROKER'S INDEMNIFICATION

        As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except the Brokers of Record, and Tenant agrees to indemnify Landlord against any loss, expense, cost or liability incurred by Landlord as a result of any claims by Tenant's Broker of Record and any other broker or finder claiming through Tenant.

                           36. CONFLICTS OF INTEREST

        Conflicts of interest relating to this Lease are strictly prohibited. Except as otherwise expressly provided herein, neither Tenant nor any director, employee or agent of Tenant, shall give to or receive from any director, employee or agent of Landlord any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither Tenant nor any director, employee or agent of Tenant shall enter into any business relationship with any director, employee or agent of Landlord or of any affiliate of Landlord, unless such person is acting for and on behalf of Landlord, without prior written notification thereof to Landlord. Any representatives authorized by Landlord may audit any and all records of Tenant for the sole purpose of determining whether there has been compliance with this paragraph.

                           37. TENANT REPRESENTATIONS

        If Tenant is a legal entity, Tenant hereby represents and warrants to Landlord that: (a) such entity is duly organized and validly existing under the laws of the state of its formation and is qualified to do business in, and is in good standing under, the laws of the State of Colorado; and (b) this Lease and all documents executed or to be executed by Tenant in connection herewith and which are to be delivered to Landlord will be duly authorized, executed and delivered and will be legal, valid and binding obligations of Tenant, and do not violate any provisions of any agreement or currently existing judicial order to which Tenant is a party or to which it is subject. Further, if requested by Landlord, either prior to or after Landlord's execution of this Lease, Tenant shall provide Landlord with certified evidence of the foregoing.

                            38. ESTOPPEL CERTIFICATE

        At any time that Landlord may so request, if the matters to which Tenant is requested to certify are true and correct in all respects, Tenant shall execute and deliver to Landlord a Tenants estoppel certificate in the form attached hereto as Exhibit F.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first hereinabove written.

        LANDLORD:                   HUNTINGTON BEACH COMPANY,
                                    a California corporation,
                                    by its managing agent, Chevron Real
                                    Estate Management Company, a division
                                    of Chevron U.S.A. Inc.


                                    By: /s/ [SIGNATURE]
                                    Its:  Vice President


        TENANT:                     THE PITTSBURG & MIDWAY COAL MINING
                                    Co., a Missouri corporation


                                    By: [SIGNATURE]

                                    Its:

                                    EXHIBIT A

                                  IMPROVED AREA


Description: Lot 4, Block 3, GREENWOOD PLAZA SOUTH, Filing No. 1, County of Arapahoe, State of Colorado (see map and Schedule attached hereto and made a part hereof).

                       [MAP OF PLAZA TOWER ONE SITE PLAN]

                                    EXHIBIT B
                                 LEASED PREMISES

(See plan attached hereto and incorporated herein by reference.)

                                   SCHEDULE I
                          PLAZA TOWER ONE IMPROVEMENTS

ITEMS

I.      TENANT PARTITIONS:

        A.  Corridor Partition (1 hour):

            o 3-5/8" 25 ga. steel studs to structure above, 16" on center with 5/8" type "X" gypsum wall board, hung vertically each side, taped, sanded and ready to receive paint. Deflection channel attached to metal decking at top of wall to allow 1" vertical movement of slab. Firesafing in channels of metal deck above wall system.

            o 2-1/2" sound attenuation batt insulation in wall cavity. Caulking each side at floor. Pricing shall include acoustical ceiling cuts and all trim necessary.

        B.  Demising Partition:

            o 2-1/2" 25 ga. steel studs to structure above, 24" on center with 5/8" type "XI" gypsum wall board, hung vertically each side, to grid, taped, sanded and ready to receive paint. Wall height is from slab to deck above. Deflection channel attached to metal decking at top of wall to allow ill vertical movement of slab. Expanded metal security barrier fastened to outside face of studs above ceiling grid to underside of deck above. Firesafing in channels of metal deck above wall system. Sound attenuation batt insulation in wall cavity between metals studs from slab to deck above. Caulking each side at floor. Pricing shall include acoustical ceiling cuts and all trim necessary.

        C.  Interior Partition:

            o 2-1/2" 25 ga. metal studs @ 24 o.c. with 5/8" type "X" gypsum wall board, hung vertically each side, using "L" metal at ceiling grid, taped, sanded and ready to receive paint. Wall height = from floor to acoustical grid. Pricing shall include all trim necessary.

        D.  Partition to Mullion Termination:

            o   Metal closure where partition terminates at exterior wall.

        E.  Base:

            o 4" straight rubber base in building standard color on each side of partition.

II.     TENANT DOORS:

        A.  Doors (20 min.):

            o 1-3/4" x 3' x 0" x 8'-10" (full height) solid core, plain sliced white oak light stained both sides with 3/4" vertical edge strips to match face.

        B.  Frames (20 min.):

            o 16 ga. hollow metal fully welded wrapped frame with adjustable floor clips, painted in an enamel finish. Diagonal bracing to structure above acoustical ceiling, where required.

        C.  Sidelight @ Entrance/Exit Door (20 min.):

            o   1"-6" x full height with frame to match door jamb.

        D.  Entrance Hardware:

            o One (1) cylindrical lockset, two (2) pair ball bearing butts, one (1) wall stop, three (3) silencers, smoke seal and one (1) door closer. Brushed chrome finish.

        E.  Interior Hardware:

            o   One (1) cylindrical lockset, two (2) pair nonbearing butts, one
                (1) wall stop and three (3) silencers. Brushed chrome finish.

III.    PAINT:

        A. Paint gyp. bd. walls two coats pastel eggshell latex paint, including columns within space and perimeter walls. Color selected by Landlord, approved by Architect.

        B. Paint hollow metal door frames and sidelight frames two coats semi-gloss alkyd enamel paint. Color selected by Landlord, approved by Architect.

IV.     TENANT CARPETING:

        A. Designweave, Tempest II, 32 oz. continuous filament nylon with polypropylene back, glued direct in Tenant's choice of manufacturer's standard colors.

V.         TENANT CEILING:

            o Installation of Armstrong fissured Travertone ceiling tile into existing 2' x 5' regular ceiling grid provided under base building.

VI.     WINDOW TREATMENT:

            o Graber "Lucia" light filtering vertical blinds, fabric composition, chrome #822.

VII.    ELECTRICAL/TELEPHONE:

        A.  110v duplex wall receptacle.

        B.  277v wall switch.

        C.  Wall-mounted telephone outlet.

        D. Install 2 x 4, 18 cell parabolic, three tube fluorescent light fixtures, one per 80 square feet.

        E.  Furnish and install exit light and fire speaker.

VIII.   HVAC EQUIPMENT:

        A.  Furnish and install air troffer boot, flex duct and spin-ins.

        B.  Install thermostats.

        C. Furnish and install dampers in ducts at rated partitions as required.

Susan Stanfield
--------------------------------------------------------------------------------
From:   Anne Staunton @ wellpoint.com
        Sent:                          Friday, December 03, 1999 11:07 AM
        To:                            Susan Stanfield
        Subject:                       RE:Thought you might be interested.

Susan,

thanks for your follow up messages. I've been swamped. But I will be organizing some demos/visits for January and your company is definitely on the list. Thanks again



Anne Staunton, Ph.d., M.P.H.
Manager, Strategic Projects
HealthCare Management Group
T2-1B6
(805) 557- 6018
------------------   ( Forwarded letter 1 follows     ---------------------
Date:      Thu, 2 Dec 1999 08:14:46 -0700
To:      anne.staunton
From:      sstanfield@xcare.net
Subject: Thought you might be interested...

Hi Anne,

I thought you might be interested in the "kudos" being received by XCare.net. I look forward to speaking with you when you get some time!


http://biz.yahoo.com/bw/991130/co_xcare_n_l.html

                                   EXHIBIT B

                           THE 14TH FLOOR IS OCCUPIED
                                ENTIRELY BY P&M


                      [PLAZA TOWER 14TH FLOORPLAN DIAGRAM]

                                  EXHIBIT B-1


                           THE 15TH FLOOR IS OCCUPIED
                                ENTIRELY BY P&M



                        [PLAZA TOWER 15TH FLOOR DIAGRAM]

                                   [P&M COAL
                          TRAINING ROOM 1717 DIAGRAM]

                                   [P&M COAL
                         CONFERENCE ROOM 1701 DIAGRAM]


                                      [P&M
                                   TELEPHONE
                                     CLOSET
                                     1702]

                                  EXHIBIT B-3

                                PARKING LEVEL 3

                                  EXHIBIT B-4

                                PARKING LEVEL 4

                                  EXHIBIT B-5

                          [BUILDING BASEMENT DIAGRAM]

                                   EXHIBIT C

                               JANITORIAL SERVICES

OFFICES:          -  Empty all waste receptacles.

                  -  Empty and damp-wipe ashtrays.

                  - Dust all horizontal surfaces. Dust high and low areas (pictures, clocks, partition tops, etc.).

                  - Vacuum all obvious dirt and dust. Remove all visible soil. Vacuum corners, edges and chairs and spot-vacuum all carpet areas.

                  -  Collect and remove all trash from building.

LOBBY:            -  Dust mop all hard surface floors.

                  - Mop all stains and spills, especially coffee and drip spills.

                  -  Spot-clean all walls, light switches and doors.

                  -  Empty and damp-wipe ashtrays.

                  -  Buff all tile areas.

CORRIDORS:        -  Spot-clean all walls, light switches and doors.

                  -  Clean and polish all drinking fountains.

                  -  Empty and damp-wipe ashtrays.

                  -  Vacuum all carpets.

                  -  Spot-clean carpeted areas.

RESTROOMS:        -  Clean and sanitize all restroom units including toilets, urinals and sinks; damp-wipe mirrors, polish chrome, wipe counters and dispensers, and empty trash.

GLASS:            -  Clean both sides of all interior glass.

ELEVATOR CARPET:  -  Clean and vacuum carpeted elevators.

STAIRS, CARPET:   -  Police stairs for litter.

                  -  Vacuum and clean stairs.

                                   EXHIBIT D

                              RULES AND REGULATIONS

 1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building shall not be obstructed or used as a waiting or lounging place by Tenant, or its agents, servants, employees, invitees, licensees and visitors.

 2. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 6:00 a.m. and 6:00 p.m. weekdays, or 7:00 a.m. and 1:00 p.m. on Saturdays, to any person not producing either a key to the Leased Premises or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

 3. Landlord will furnish each Tenant with two keys to each door lock in the Leased Premises, and Landlord may make a reasonable charge for any additional keys requested by Tenant. No Tenant shall have any keys made for the Leased Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. If a lock alteration or installation is made, the new lock must accept the master key for the Building. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys in such Tenant's possession for all locks and bolts in the Building.

 4. In order that the Building may be kept in a state of cleanliness, each Tenant shall, during the term of its Lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises, and Tenant shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenant will ensure that before leaving the Leased Premises each day:

      (a)   the doors are securely locked and

      (b) all water faucets and other utilities are shut off (so as to prevent waste or damage).

      If Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same by removing them from the building or by placing them in designated waste collection receptacles at the delivery dock. In no event shall Tenant place such items for disposal in the public hallways or other common areas of the Building or Improved Area.

 5. Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. NO steel safe or other heavy or bulky object shall be delivered to or removed from the Building except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid by Tenant to Landlord, immediately upon demand therefor. For the delivery or receipt of merchandise, only hand-trucks equipped with rubber tires shall be used by Tenant, jobbers or others.

 6. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed nor have signs or advertisements posted on them by any Tenant.

 7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violations of this rule by Tenant or by Tenant's agents, servants, employees, invitees, licensees or visitors, shall be borne by Tenant.

 8. No sign, name, placard, advertisement or notice visible from the exterior of any Leased Premises shall be inscribed, painted or affixed by any Tenant on any window or other part of the Building or Improved Area without the prior written approval of Landlord. A directory containing the names of all tenants of the Building shall be provided by Landlord at an appropriate place on the first floor of the Building.

 9. No electronic signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Such installations, and the boring or cutting of wires, shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains, in all cases, the right to require:

      (a) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building;

      (b) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct; and

      (c) compliance on the part such wires with such relating thereto. All clearly tagged at the boxes and elsewhere in of the Leased Premises of all using or seeking access to rules as Landlord may establish such wires used by Tenant must be distribution boards and junction the Building, with (x) the number to which said wires lead, (y) the purpose for which said wires are used, and (z) the name of the company operating same.

10.   Tenant, its agents, servants and employees shall not:

      (a)   go upon the roof of the Building;

      (b) use any additional method not approved in writing by the Landlord of heating or air conditioning the Leased Premises;

      (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators or stairways of the Building, or onto any part of the Improved Area;

      (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind;

      (e) install any radio or television antenna or any other device or item on the roof, exterior walls, windows or window sills of the Building or anywhere in the Improved Area;

      (f) place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building;

      (g) place pictures, plants or any other items on window sills which would interfere with closing of window blinds by the janitors at night;

      (h)   use any portion of the Leased Premises: (i) for lodging or sleeping;
            (ii) for cooking (except that the use by any Tenant of Underwriter Is Laboratory-approved equipment for brewing coffee, tea and similar beverages or the use by Tenant of a similarly-approved microwave oven shall be permitted, provided that such use is in compliance with law); and (iii) for any purpose other than the Permitted Purpose provided for in the Lease; or

      (i) permit the operation of any musical or other soundproducing instruments or devices which may be heard outside the Tenant's Leased Premises, or which may emit signals which will impair radio or television broadcast or reception from or into the Building.

11. Tenant shall not store, carry into or use within Plaza Tower One or in any Leased Premises or permit others to do so:

      (a) any ether, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene;

      (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind; or

      (c) any other fluid, gas or material of any kind having an offensive odor; or

      (d) any firearm (loaded or unloaded) or any other weapon or ammunition for a weapon.

12. No canvassing, soliciting, distribution of handbills or other written material, or peddling shall be permitted in the Building or the Improved Area, and Tenant shall cooperate with Landlord in prevention and elimination of same.

13. Tenant shall give Landlord prompt notice of all accidents to, or defects in, air conditioning equipment, plumbing, electrical facilities, or any part or appurtenances of the Leased Premises.

14. The Improved Area outside the Building may be used for the enjoyment of Tenant, its agents, servants and employees without restriction so long as such parties conduct themselves in a manner so as not to disturb others or disturb, destroy or litter the Improved Area. All parties using the Improved Area shall comply with all applicable governmental laws, ordinances, rules and regulations and all rules and regulations of Arapahoe County.

15. Tenant personnel and their guests shall observe "No Smoking" signs where posted in Plaza Tower One and refrain from smoking in elevator lobbies, elevators, public corridors, building stairwells and restrooms. Smoking is permitted in the terrace area outside the east end of Level Two.

                                    EXHIBIT E

                     ATTORNMENT AND NONDISTURBANCE AGREEMENT

      THIS AGREEMENT, made as of __________________ between ___________________
("Interest Holder") and __________________ ("Tenant").

                                   WITNESSETH:

      THAT, WHEREAS, HUNTINGTON BEACH COMPANY, a California Corporation ("Landlord"), has by Lease executed on _______________ leased to Tenant for a term of years, commencing on _______________, and ending on _______________, or upon such postponed date as shall be designated by written endorsement to the Lease, certain portions of the building located in the County of Arapahoe, State of Colorado ("Leased Premises"), and the building more particularly described as follows:

      WHEREAS, Interest Holder is the holder of a lien or other interest in the form of a _______________ and recorded at _______________ and any amendments, supplements or extensions thereto ("Encumbrance"); and

      WHEREAS, the encumbered premises under the foregoing Encumbrance are the same premises as, or include the Leased Premises set forth in, the legal description above;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. Tenant agrees that in the event of any foreclosure or the exercising of any other rights under the Encumbrance, whereby Interest Holder shall cause Landlord to be ousted from possession or assert any right of ownership inconsistent with Tenant's right under the Lease, at any time and from time to time after commencement of the term of the Lease and prior to the expiration, cancellation or other termination thereof, for any reason, Tenant shall be bound to Interest Holder, the purchaser at a foreclosure sale, any receiver appointed under the Encumbrance, assignment of rents, or court order, or any assignee or successor in interest (all of which are hereinafter referred to as "Transferee") under all of the terms, covenants and conditions of the Lease during the remaining term thereof, including any extensions or renewals which may be effected in accordance with any option in the Lease, with the same force and effect as if Transferee were Landlord under the Lease, and Tenant does hereby attorn to Transferee as its Landlord.

      2. The parties hereto do hereby covenant and agree that the Lease and any modifications, and amendments thereto subsequently approved by Interest Holder, and all rights, options, liens or other charges created thereby, are, and shall continue to be, subject and subordinate in all respects to the Encumbrance and the lien created thereby, to any advance made thereunder, to any consolidations, extensions, modifications or renewals thereof, and to any other mortgage on the Leased Premises held by Interest: Holder.

      3. So long as no default exists and no event has occurred which would entitle Landlord to terminate the Lease, Interest Holder agrees that in the event of any foreclosure or the exercising of any other rights under said Encumbrance whereby any such Transferee shall oust Landlord of possession or assert any right of ownership which would, in the absence of this Agreement, be inconsistent with Tenant's rights under the Lease and prior to the expiration or termination thereof, the Lease shall, in accordance with its terms, remain in full force and effect as a direct Lease between Transferee and Tenant and the possession of Tenant under the Lease shall not be disturbed by any such event. The Transferee shall be entitled to all of the rights and benefits and subject to all of the obligations of the immediately prior landlord under the Lease. If successive rights should be asserted by any or several Transferees separately or in any combination, Tenant shall have the same rights to continue the Lease in effect in each such instance.

      4. In order to effect the provisions of the preceding paragraphs, Interest Holder does hereby grant and demise to Tenant the Leased Premises for a term of years to commence upon the exercise of any right described in the preceding paragraphs. Such term of years shall be upon the terms and conditions of the Lease as though the Lease were between Transferee and Tenant.

      5. The provisions of the preceding paragraphs are to be effective and self-operating without the execution of any further instruments upon Transferee's succeeding to the interest of Landlord under the Lease.

      6. This Agreement shall inure to the benefit of and be binding upon Tenant, Interest Holder, Transferee, their successors and assigns.

      7. The effective date of this Agreement is _______________, and the covenants and conditions hereof shall apply from and after said date.

      8. This Agreement shall remain in full force and effect and shall pertain to said Lease now or as hereafter amended or extended.

      9. Neither Interest Holder nor Transferee shall in any way or to any extent (a) be obligated or liable to Tenant for any prior act, omission or default on the part of Landlord under the Lease, or (b) be obligated or liable to Tenant for any security deposit or other sums deposited with Landlord not physically delivered to Interest Holder or Transferee, or (c) be bound by any previous prepayment of rent for a period greater than one month, unless such modification, amendment or prepayment shall have been expressly authorized in writing by Interest Holder, and Tenant shall have no right to set off assets or counterclaim against Interest Holder or the Transferee for any of the acts or omissions of Landlord referred to in (a), (b) or (c) above.

      10. In the event of any act or omission by Landlord under the Lease which would give Tenant the right to terminate the Lease or claim a partial or total eviction, Tenant shall not exercise any such right until (a) it has given notice thereof to Interest Holder, and (b) Interest Holder, following the giving of such notice, shall have failed to commence or pursue action to remedy such act or omission in the manner set forth in the Lease.

      11. All notices hereunder shall be given in the manner prescribed in the Lease.

          TENANT:                      By: ____________________________________
                                       Its: ___________________________________

          INTEREST HOLDER:             By: ____________________________________
                                       Its: ___________________________________

                                   EXHIBIT F

                              ESTOPPEL CERTIFICATE

      The undersigned, a duly authorized _______________ of _______________ , hereby certifies unto _______________ as follows:

      1. _______________ is the Tenant ("Tenant") and  _______________ is the
Landlord ("Landlord") under that certain Lease ("Lease") dated _______________ , relative to _______________ (____) square feet of space in the Plaza Tower One building located at 6400 South Fiddler's Green Circle, Englewood, Arapahoe County, Colorado, and the following improvements:

      _________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

      2. Attached hereto as Exhibit "A" is a complete and accurate copy of the Lease and, except as set forth in such attachment, there are no other amendments thereto or agreements relating to the subject matter thereof.

      3. The Lease is in full force and effect and Landlord is not in default thereunder, except as may be indicated on any attached addendum. Tenant has received no notice from Landlord that Tenant is in default under the Lease and Tenant has no present knowledge of any facts which would give rise to or constitute a breach or default by either party thereunder.

      4. There is no claim of offset or other claim presently existing in favor of Tenant against Landlord arising out of or relating to the Lease, except as may be indicated on the attached addendum.

      5. The Lease is for a term of _______________, having commenced on _______________ , with the present term expiring on _______________, subject to renewal options as therein provided.

      6. Rent under the Lease has been paid through _____________, subject to adjustment as therein provided.

      7. Tenant has performed all tenant finish work with regard to the Leased Premises and Tenant has accepted possession and is in occupancy of such Leased Premises.

      8. Tenant has no option or right of first refusal to purchase the Leased Premises.

      The undersigned understands that this Certificate may be relied upon by a purchaser of the Leased Premises.


      Dated at _______________, _______________, 19___.

                                           TENANT:

                                           By: ________________________________
                                           Its: _______________________________

                                                                       EXHIBIT G

                                 (Page 1 of 2)
                       PLAZA TOWER GARAGE PARKING SPACES

Level 3 - 8 Executive Parking Spaces


                                   [DIAGRAM]

                                                                       EXHIBIT G

                                 (Page 2 of 2)
                       PLAZA TOWER GARAGE PARKING SPACES

Level 1 - 11 Tenant Company
             Vehicle Parking Spaces

                                   [DIAGRAM]

                       GREENWOOD PLAZA SOUTH FILING NO. 1
                        A DESUBDIVISION OF A PORTION OF
                           ARAPAHOE COUNTY, COLORADO
                                  SHEET 2 OF 2

                                   [DIAGRAM]

NOTE: Property owned by other than Greenwood Plaza South, a Colorado Partnership is not included as Greenwood Plaza South common Property.

                                   EXHIBIT II

                FIRST AMENDMENT TO PLAZA TOWER ONE OFFICE LEASE

      THIS FIRST AMENDMENT TO PLAZA TOWER ONE OFFICE LEASE is entered into this
     day of            , 1996, by and between HUNTINGTON BEACH COMPANY, a
California corporation ("Landlord"), by its managing agent, Chevron Real Estate Management Company, a division of Chevron U.S.A. Inc., and THE PITTSBURG & MIDWAY COAL MINING CO., a Missouri corporation ("Tenant").

      WHEREAS, Landlord and Tenant entered into an Office Lease agreement dated January 1, 1995 (the "Lease"), pursuant to which Landlord agreed to lease and Tenant agreed to hire certain office space located in the Plaza Tower One office building located in Arapahoe County, Colorado; and WHEREAS, Landlord and Tenant wish to amend the Lease as set forth below.

      NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions provided herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  17. PARKING

            Landlord shall provide parking within a seven-level structure (1-6 covered) contiguous to the Building. Such spaces include 81 short-term parking spaces in close proximity to the elevators, which are available for use by Tenant's visitors at no cost for up to two hours. In addition, up to 100 non-exclusive parking spaces will be provided by Landlord for use by the Tenant at a charge of $10 per space per month throughout the Lease Term and Lease Renewal Term. In addition to the foregoing, Landlord agrees to provide Tenant 11 reserved spots on Level 1 for company vehicles and 8 reserved spots on Level 3 for Tenant's exclusive use at a charge of $10 per space per month throughout the Lease Term and Lease Renewal Term. The spaces designated for Tenant's exclusive use are illustrated on Exhibit G attached hereto and made a part hereof. Subject to Landlord's rules and regulations adopted from time to time pursuant to paragraph 16, Tenant's employees, invitees and licensees shall be entitled to reasonable use of such parking areas. All present and future parking shall be within such parking areas and not within the street right-of-way. There shall be no on-street parking.

2. Rent: Paragraph 3A is hereby deleted and the following is substituted therefor:

            A. Tenant shall pay to Landlord on the first day of each calendar month during the term of this Lease, at the mailing address as designated from time to time by Landlord and without deduction or setoff (unless authorized by this Lease), the Base Rent, and other charges provided for in this Lease, and Tenant's Pro Rata Share of Operating Costs allocated to the Tower and described in paragraph 3B below which exceed the Base Operating Costs. Notwithstanding the foregoing, Operating Costs for calendar year 1995 and beyond shall not exceed 107% of Operating Costs for the immediately preceding calendar year. Rent for any fractional calendar month shall be that proportion of the Rent which the number of days during such month bears to the total number of days in such month. Rent not paid by the 10th day of the month shall be subject to a late charge of 3% per month of the amount due. For purposes of this paragraph and until directed to do otherwise, Tenant shall mail all payments required to be paid under this Lease to the following address:

            CHEVRON REAL ESTATE MANAGEMENT COMPANY
            P.O. BOX 297864
            HOUSTON, TEXAS 77297

3. Except as specifically amended hereby, the Lease shall remain in full force and effect and the parties hereby reaffirm each and all of its terms and provisions, as amended.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

                                          LANDLORD

                                          HUNTINGTON BEACH COMPANY, a
                                          California corporation, by its
                                          managing agent, Chevron Real Estate
                                          Management Company, a division of
                                          Chevron U.S.A. Inc.


                                          By:
                                             -----------------------------------

                                          TENANT

                                          THE PITTSBURG & MIDWAY COAL
                                          MINING CO., a Missouri
                                          corporation


                                          By: /s/ [Signature Illegible]
                                             -----------------------------------

                                  [FLOOR PLAN]

                                    SUBLEASE
                                   EXHIBIT B

                            FLOOR PLAN OF 14TH FLOOR

                                    Sublease
                                   EXHIBIT C

                     The Pittsburg & Midway Coal Mining Co.
                         Inventory of Surplus Furniture
                             Retained by Xcare.Net

Room #  14013

  1     2 Drawer Steel File Cabinet

Room #  14017

  1     6 Shelf File Stand                         Large Tan Metal in Center
  1     Medium Book Case

Room #  14022

  1     Small Refrigerator

Room #  14025

  1     Small Printer Stand/Table

Room #  14031

  1     Large Conference Table
  1     2 Door Drop End Table
  7     Black Leather Chairs

Room #  14033

  1     Small Roller Table

Room #  14041

  2     Metal Book Shelves

Room #  14048

  1     File Cabinet

Room #  14050

  1     Desk Chair

Room #  14053

  7     5 Drawer File Cabinets

Room #  14066

  1     Computer Table

Room #  14067

  1     Large Black Horizontal Filing Cabinet (Metal)
  1     Table (Metal)

Room #  14075

  3     5 Drawer File Cabinets (Black)
  1     2 Drawer File Cabinet (Black)

Room #  14080

  2     Side Chairs

Room #  14089

  1     Side Chair

Room #  14091

  1     Desk Chair

Room #  14097

  1     File Cabinet (Brown)
  1     Tall File Cabinet (Black)

Room #  14104

  1     Desk Chair

Room #  14107

  2     5 Drawer Lateral File Cabinets

Room #  14108

  1     2 Drawer Lateral File Cabinet

Room #  14110

  4     Cafeteria Tables

Room #  15008

  1     2 Drawer Lateral File Cabinet

Room #  15013

   1       White 5 Drawer Lateral File Cabinet
   4       2 Drawer Lateral File Cabinets

Room #     15020

   1       Bench Stool
   1       Pedestal Computer Table

Room #     15036

   1       Desk Chair

Room #     15040

   1       White Board
   1       Drafting Table
   1       High Swivel (Drafting) Chair

Room #     15052

   1       Drafting Table
   2       File Cabinet, 3 Drawer

Room #     15058

   1       Chair
   2       Straight Chairs, Cloth (matched)

Room #     15062

   2       Chairs, Cloth Swivel
   1       White Board, Small

Room #     15065

   3       Storage Cabinets, metal

Room #     15069

   2       White Boards, 1 on Wheels

Room #     15077

   1       White Board

Room #     15078

   2       Folding Tables

Room #     15083

   1       Large White Board

Room #     15086

   1       Desk Chair

Room #     15090

   2       Maroon Desk Chairs

Room #     15092

   1       Desk Chair